AMENDMENT TO SECURITIES AGREEMENT

THIS AMENDMENT TO SECURITIES AGREEMENT (the “Amendment”), dated as of December 7, 2017, being executed and delivered by and among BTCS Inc., a Nevada corporation (“BTCS” or the “Company”), Cavalry Fund I LP (“Cavalry”) and other holders of certain securities of the Company (collectively the “Amended Agreements”).

RECITALS

Section 9(e) of the May 25, 2017 Securities Purchase Agreement (the “May SPA”) permits that the May SPA to be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospective with the written consent of the Company and Cavalry.

Section 9(e) of the October 2017 Securities Purchase Agreements (collectively, the “October SPA”) permits the October SPA to be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Cavalry.

Section 28(b) of the Series C-1 Certificate of Designations of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock (the “C-1 Certificate”) provides that it may be amended or any provision thereof (other than Section 4(d)) may be modified or amended or the provisions thereof waived with the written consent of the Company and a majority of the holders of the Series C-1 Convertible Preferred Stock (the “C-1”).

Section 5(l) of the Series A Warrants (other than Section 2(f)) may be modified or amended or the provisions thereof waived with the written consent of the Company and Cavalry if it still holds any Series A Warrants.

Section 5(l) of the Additional Warrants (other than Section 2(f)) may be modified or amended or the provisions thereof waived with the written consent of the Company and Cavalry if it still holds any Additional Warrants.

Section 5(l) of the Bonus Warrant (other than Section 2(f)) may be modified or amended or the provisions thereof waived with the written consent of the Company and Cavalry if it still holds any Bonus Warrants.

Section 5(l) of the Series B Warrants (other than Section 2(f)) may be modified or amended or the provisions thereof waived with the written consent of the Company and Cavalry if it still holds any Series B Warrants.

The parties to this Amendment wish to amend certain terms of the Amended Agreements as further set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, subject to the execution by the Company, Cavalry and a majority of the C-1 holders solely with respect to the amendment to the C-1 Certificate, the parties hereto hereby agree as follows:

1. Amendment of the May SPA. All the terms and conditions of the May SPA are of no further force or effect except for the representations and warranties made in Section 2 and the indemnification in Section 9(k).

2. Amendment of the October SPA. All the terms and conditions of the October SPA are of no further force or effect except for the representations and warranties made in Section 2 and the indemnification in Section 9(k).

3. Amendment of the Warrants. The warrants will be amended and reissued to reflect the removal of certain covenants from the Series A Warrant, Additional Warrant, Bonus Warrant, and Series B Warrant. Specifically, in the Additional Warrant Section 2c, Sections 3b, 3d, 3e, and 3f, and Section 5d; in the Series A Warrant Section 2c, Sections 3b, 3d, 3e, and 3f, and Section 5d; in the Bonus Warrant Section 2c, Sections 3c, and 3d, and Section 5d; and in the Series B Warrant Section 2c, Sections 3b, 3d, and 3e and Section 5d. You further agree to surrender the original copies of your warrants such that the Company can re-issue you the same amount of new warrants in the form attached hereto as Exhibit B.

4. Amendment of the C-1. The C-1 Certificate will be replaced in its entirety with the form of C-1 Certificate as set forth on Exhibit A, which for the avoidance of doubt contains a 4.99% beneficial ownership limitation as set forth in Section 4d of the C-1 Certificate.

5. Reserve Letters. The share reserve letters entered into in connection with the May SPA and October SPA will be of no further force or effect; provided, however that the Company will issue a new share reserve letter to its transfer agent which is materially similar to the share reserve letters except that the number of shares reserved shall equal the number of shares issuable on the exercise of all outstanding warrants and the conversion of the C-1 as amended herein.

6. Consideration for Amendment to C-1. On execution of this Amendment, the Company agrees to pay, on a pro-rata basis to all subscribers that participated in the October financing pursuant to the October SPA, and in proportion to the respective shares purchased by each subscriber, pursuant to the October SPA, an aggregate of 4,400,000 shares of Common Stock of the Company (the “Payment”). The Company further agrees to add the Payment shares by amending the Form S-1/A filed on December 5, 2017 (the “S1”). Provided however the Company shall have no obligation to register the shares issuable upon conversion of the C-1 if the Securities and Exchange Commission (the “SEC”) has no further comment to the S1 or if this Amendment is not executed prior to receiving a comment letter from the SEC on Amendment No. 2 of the S1.

7. Miscellaneous

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the referenced agreement.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by BTCS, Cavalry, and holders of a majority of the Series C-1 as of the date first set forth above.

BTCS INC.

By:
Name:	Charles Allen
Title:	CEO

CAVALRY FUND 1 LP:

By:
Name:
Title:

SERIES C-1 HOLDER

Cavalry Fund I LP

By:
Name:
Title:

No. of Series C-1 Preferred Shares: 14,707

Percent of Series C-1: 29.4%

SERIES C-1 HOLDER

L1 Capital Global Opportunities Masterfund Ltd.

By:
Name:
Title:

No. of Series C-1 Preferred Shares: 14,707

Percent of Series C-1: 29.4%